EXHIBIT 4.16

LOCK-UP AGREEMENT

June 30, 2009

Vimicro International Corporation

15/F Shining Tower

No. 35 Xueyuan Road, Haidian District

Beijing 100191, People’s Republic of China

Re:	Vimicro International Corporation (the “Company”)

Ladies and Gentlemen:

The Company issued and allotted 4,913,702 ordinary shares (the “Shares”) of the Company to the undersigned on June 30, 2009 (the “Stock Grant”). In consideration of the Stock Grant, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the Lock-up Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares, or any securities convertible into or exercisable or exchangeable for the Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise. The foregoing restrictions shall not apply Shares that are transferred to one or more entities related to the undersigned, provided that such transfer is made without consideration, and that such entity or entities shall hold such Restricted Shares in accordance with and subject to the terms of this Lock-up Agreement.

The Shares shall be subject to a “Lock-up Period” of four years from the date hereof, provided that the Lock-up Period shall expire as to 25% of the Shares on each anniversary of the four years. For avoidance of doubt, once the Lock-up Period expires, the Shares will no longer be subject to any transfer restrictions contained in this Lock-up Agreement.

The undersigned further agrees the imprinting of a legend on certificates representing the Shares to the following effect:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RESTRICTIONS IN A LOCK-UP AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY (THE “LOCK-UP AGREEMENT”). BY ACCEPTING ANY INTEREST IN THE SHARES EVIDENCED BY THIS CERTIFICATE THE PERSON SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE LOCK-UP AGREEMENT. THE LOCK-UP PERIOD (AS DEFINED IN THE LOCK-UP AGREEMENT) SHALL EXPIRE ON [    ] WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

/s/ Zhonghan (John) Deng
Zhonghan (John) Deng

Accepted and confirmed:

Vimicro International Corporation

(Company Seal)
Company Seal

2

LOCK-UP AGREEMENT

June 30, 2009

Vimicro International Corporation

15/F Shining Tower

No. 35 Xueyuan Road, Haidian District

Beijing 100191, People’s Republic of China

Re:	Vimicro International Corporation (the “Company”)

Ladies and Gentlemen:

The Company issued and allotted 2,456,851 ordinary shares (the “Shares”) of the Company to the undersigned on June 30, 2009 (the “Stock Grant”). In consideration of the Stock Grant, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the Lock-up Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares, or any securities convertible into or exercisable or exchangeable for the Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise. The foregoing restrictions shall not apply Shares that are transferred to an entity or a trust designated by the undersigned, provided that such transfer is made without consideration, and that the trust shall hold such Restricted Shares in accordance with and subject to the terms of this Lock-up Agreement.

The Shares shall be subject to a “Lock-up Period” of four years from the date hereof, provided that the Lock-up Period shall expire as to 25% of the Shares on each anniversary of the four years. For avoidance of doubt, once the Lock-up Period expires, the Shares will no longer be subject to any transfer restrictions contained in this Lock-up Agreement.

The undersigned further agrees the imprinting of a legend on certificates representing the Shares to the following effect:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RESTRICTIONS IN A LOCK-UP AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY (THE “LOCK-UP AGREEMENT”). BY ACCEPTING ANY INTEREST IN THE SHARES EVIDENCED BY THIS CERTIFICATE THE PERSON SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE LOCK-UP AGREEMENT. THE LOCK-UP PERIOD (AS DEFINED IN THE LOCK-UP AGREEMENT) SHALL EXPIRE ON [    ] WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

/s/ Xiaodong (Dave) Yang
Xiaodong (Dave) Yang

Accepted and confirmed:

Vimicro International Corporation

(Company Seal)
Company Seal

2

LOCK-UP AGREEMENT

June 30, 2009

Vimicro International Corporation

15/F Shining Tower

No. 35 Xueyuan Road, Haidian District

Beijing 100191, People’s Republic of China

Re:	Vimicro International Corporation (the “Company”)

Ladies and Gentlemen:

The Company issued and allotted 2,456,851 ordinary shares (the “Shares”) of the Company to the undersigned on June 30, 2009 (the “Stock Grant”). In consideration of the Stock Grant, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the Lock-up Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares, or any securities convertible into or exercisable or exchangeable for the Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise. The foregoing restrictions shall not apply Shares that are transferred to one or more entities related to the undersigned, provided that such transfer is made without consideration, and that such entity or entities shall hold such Restricted Shares in accordance with and subject to the terms of this Lock-up Agreement.

The Shares shall be subject to a “Lock-up Period” of four years from the date hereof, provided that the Lock-up Period shall expire as to 25% of the Shares on each anniversary of the four years. For avoidance of doubt, once the Lock-up Period expires, the Shares will no longer be subject to any transfer restrictions contained in this Lock-up Agreement.

The undersigned further agrees the imprinting of a legend on certificates representing the Shares to the following effect:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RESTRICTIONS IN A LOCK-UP AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY (THE “LOCK-UP AGREEMENT”). BY ACCEPTING ANY INTEREST IN THE SHARES EVIDENCED BY THIS CERTIFICATE THE PERSON SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE LOCK-UP AGREEMENT. THE LOCK-UP PERIOD (AS DEFINED IN THE LOCK-UP AGREEMENT) SHALL EXPIRE ON [    ] WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

/s/ Zhaowei (Kevin) Jin
Zhaowei (Kevin) Jin

Accepted and confirmed:

Vimicro International Corporation

(Company Seal)
Company Seal

2